As filed with the Securities and Exchange Commission on July 25, 1996
                                                   Registration No. 333-

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM S-8
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933

                    LEVITZ FURNITURE INCORPORATED
       (Exact name of registrant as specified in its charter)

              DELAWARE                        23-2351830
      (State of incorporation)  (I.R.S. Employer Identification No.)

   6111 Broken Sound Parkway, N.W., Boca Raton, Florida         33487-2799
       (Address of principal executive offices)                 (Zip code)

                    LEVITZ FURNITURE INCORPORATED
                  RESTRICTED STOCK AWARD AGREEMENTS
              BETWEEN LEVITZ FURNITURE INCORPORATED AND
            EACH OF MICHAEL BOZIC AND EDWARD F. GILLIGAN
                      (Full title of the plans)

                       Edward P. Zimmer, Esq.
                 Vice President and General Counsel
   6111 Broken Sound Parkway, N.W., Boca Raton, Florida 33487-2799
                           (407) 994-6006

      (Name, address and telephone number, including area code,
                        of agent for service)

                             Copies to:

                       Robert B. Pincus, Esq.
                Skadden, Arps, Slate, Meagher & Flom
                          One Rodney Square
                     Wilmington, Delaware 19801
                           (302) 651-3000


                   CALCULATION OF REGISTRATION FEE

                                      Proposed Maximum    Proposed Maximum    Amount of
Title of Securities  Amount to be     Offering Price      Aggregate Offering  Registration
to be Registered     Registered       Per Share (1)(2)    Price (1)(2)        Fee


Common Stock,
par value

$.01 per share        700,000 shares   $4.75                $3,325,000         $1,147


(1)Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on July 24, 1996, which is within five business days prior to filing.

(2)Estimated solely for the purpose of calculating the registration fee.

 This Registration Statement on Form S-8 is being filed by Levitz
Furniture Incorporated (the "Registrant") with respect to (i) the 500,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Registrant issuable upon grant of restricted shares of Common Stock pursuant to the Levitz Furniture Incorporated Restricted Stock Award Agreement with Michael Bozic, Chief Executive Officer and Chairman of the Board of Directors of the Registrant, dated as of November 1, 1995 and (ii) the 200,000 shares of Common Stock issuable upon grant of restricted shares of Common Stock pursuant to the Levitz Furniture Incorporated Restricted Stock Award Agreement with Edward F. Gilligan, President - Merchandise/Marketing of the Registrant, dated as of November 28, 1995.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, (b) the Proxy Statement relating to the Registrant's 1996 Annual Meeting of Stockholders and (c) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on June 3, 1993, as amended in the Registrant's Amended Registration Statement on Form 8-A/A as filed with the Commission on June 30, 1993 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description Of Securities.

Not applicable.

Item 5.  Interests Of Named Experts And Counsel.

The legality of the shares of Common Stock being offered hereby will be passed upon by Skadden, Arps, Slate, Meagher & Flom, Wilmington, Delaware.

Item 6.  Indemnification Of Directors And Officers.

The Restated Certificate of Incorporation of the Registrant (the
"Certificate") provides that the Registrant shall advance expenses to and indemnify each director and officer of the Registrant to the fullest extent permitted by law.

The Registrant's Certificate also provides that a director of the Registrant shall not be personally liable to it or its stockholders for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Section 102(b)(7) of the DGCL currently provides that a director's liability for breach of fiduciary duty to a corporation or its stockholders may be eliminated or limited except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock purchases or redemptions, and (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the board of directors of a Delaware corporation protection against awards of monetary damages for negligence in the performance of their duties. It does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. Any amendment to this provision of the DGCL will automatically be incorporated by reference in the Registrant's Certificate, without any vote on the part of the Registrant's stockholders, unless otherwise required.

Item 7.  Exemption From Registration Claimed.

 Not applicable.

Item 8.  Exhibits.

The following documents are being filed herewith or incorporated herein by reference as exhibits to this Registration Statement:

Exhibit No.    Description

*3(a) Restated Certificate of Incorporation of Levitz Furniture Incorporated. Incorporated by reference to
               Exhibit 4.1 to the Registration Statement on Form S-8 of Levitz Furniture Incorporated, filed on September 28, 1994 (Registration No. 33-84474).

*3(b) By-Laws of Levitz Furniture Incorporated. Incorporated by reference to Exhibit 4.2 to the Registration
               Statement on Form S-8 of Levitz Furniture Incorporated, filed on September 28, 1994 (Registration No. 33-84474).

*4(a)          Stockholder Rights Plan, including exhibits.
               Incorporated by reference to the Company's and Levitz's Registration Statement Nos. 33-61534 and 33-61534-01 on Form S-1 filed on April 23, 1993.

 5(a)          Opinion of Skadden, Arps, Slate, Meagher & Flom.

23(a)          Consent of Skadden, Arps, Slate, Meagher & Flom
               (included in Exhibit 5(a)).

23(b)          Consent of Arthur Andersen LLP.

24             Power of Attorney (see signature page).

- -----------

* Previously filed.

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

 (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Boca Raton, State of Florida, on the 24th day of July, 1996.

                         LEVITZ FURNITURE INCORPORATED

                         By            /s/ Edward P. Zimmer
                            ---------------------------------------------
                               Edward P. Zimmer
                               Vice President and General Counsel

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Nolan and Edward P. Zimmer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the securities and exchange commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED AS OF JULY 24, 1996.

       SIGNATURE                                 TITLE
/s/ Michael Bozic
- ------------------------------             Chairman of the Board and
    Michael Bozic                          Chief Executive Officer

 /s/ Patrick J. Nolan
- ------------------------------             Vice President and
     Patrick J. Nolan                      Chief Financial Officer
                                           (Principal Financial
                                           Officer and Principal
                                           Accounting Officer)
 /s/ Richard M. Cashin
- ------------------------------             Director
     Richard M. Cashin

 /s/ Robert M. Harrell
- ------------------------------             Director
     Robert M. Harrell

 /s/ Bruce C. Leadbetter
- ------------------------------             Director
     Bruce C. Leadbetter



 /s/ Kenneth D. Moelis
- ------------------------------             Director
     Kenneth D. Moelis

 /s/ Henry B. Reiling
- ------------------------------             Director
     Henry B. Reiling

/s/ Wayne W. Wright
- ------------------------------             Director
    Wayne W. Wright


                            LIST OF EXHIBITS

Exhibit No. Description

*3(a)  Restated Certificate of Incorporation of Levitz Furniture
       Incorporated. Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Levitz Furniture
       Incorporated, filed on September 28, 1994 (Registration
       No. 33-84474).

*3(b) By-Laws of Levitz Furniture Incorporated. Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 of Levitz Furniture Incorporated, filed on
       September 28, 1994 (Registration No. 33-84474).

*4(a) Stockholder Rights Plan, including exhibits. Incorporated by reference to the Registration Statement on Form S-8 of Levitz Furniture Incorporated, filed on September 28, 1994 (Registration No. 33-84474)

 5(a)  Opinion of Skadden, Arps, Slate, Meagher & Flom.

23(a)  Consent of Skadden, Arps, Slate, Meagher & Flom (included in
       Exhibit 5(a)).

23(b)  Consent of Arthur Andersen LLP.

24 Power of Attorney (set forth on signature page to this Form S-8 Registration Statement).

- ---------------

*Previously filed.

                                                          EXHIBIT 5(a)

                            July 25, 1996

Levitz Furniture Incorporated
6111 Broken Sound Parkway, N.W.
Boca Raton, Florida  33487-2799

       Re:   Registration Statement on Form S-8 of Levitz Furniture
             Incorporated

Ladies and Gentlemen:

    We have acted as special counsel to Levitz Furniture Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 of the Company (the "Registration Statement") being filed today with the Securities and Exchange Commission
(the "Commission"). The Registration Statement relates to the issuance of 700,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Levitz Furniture Incorporated Restricted Stock Award Agreement, dated as of November 1, 1995, between Michael Bozic and the Company, and the Restricted Stock Award Agreement, dated as of November 28, 1995, between Edward F. Gilligan and the Company (collectively, the "Agreements").

    This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "1933 Act").

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement, (ii) the proposed forms of the Agreements, (iii) the Restated Certificate of Incorporation of the Company and the By-Laws of the Company, each as currently in effect, and
(iv) certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the execution and delivery of the Agreements, the issuance of the Shares and the filing of the Registration Statement and related matters.

    In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. For purposes of this opinion, we have also assumed that the Agreements will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

    Members of this Firm are admitted to the Bar of the State of Delaware and we express no opinion as to the laws of any other jurisdiction.

    Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and, when issued and delivered in accordance with the terms of the Agreements, will be validly issued, fully paid and nonassessable.

    This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth in the next sentence, is not to be used, circulated, quoted, or otherwise referred to for any other purpose or relied upon by any other person for any other purpose without our express prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Interests of Named Experts and Counsel." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                               Very truly yours,

                               Skadden, Arps, Slate, Meagher & Flom


                                                      EXHIBIT 23(b)

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 1, 1996, included in the Levitz Furniture Incorporated's Form 10-K for the year ended March 31, 1996 and to all references to our Firm included in this registration statement.

                                                Arthur Andersen LLP

Philadelphia, Pa.
July 24, 1996